Exhibit 99.3

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of CERBCO, Inc. (the "Company") on Form 10-QSB for the quarterly period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George Wm. Erikson, the Chairman of the Company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.


November 14, 2002                                /s/George Wm. Erikson
                                                 -------------------------------
                                                 George Wm. Erikson
                                                 Chairman